Exhibit 23


           CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 333-55667) of Carpenter Technology Corporation of our report dated June 13, 2003 relating to the financial statements of the Retirement Plan of Talley Metals Technology, Inc., which appears in this Form 11-K.




/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Philadelphia, PA
June 26, 2003